Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-112967) of our report dated January 20, 2004 relating to the financial statements, which appears in J.P. Morgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

July 1, 2004